UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2022 (December 14, 2022)

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road
Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Board of Directors

On December 16, 2022, the board of directors (the “Board”) of Catalent, Inc. (the “Company”) unanimously selected current Board member and lead independent director J. Martin (“Marty”) Carroll to succeed John Chiminski and serve as Chair of the Board, effective as of July 1, 2023, following Mr. Chiminski’s retirement from the Company, including his role as Executive Chair of the Board, on June 30, 2023. Mr. Chiminski notified the Board of his intent to retire on December 14, 2022.

Mr. Carroll has served on the Board since July 2015 and has been the Board’s lead independent director since October 2021. Before that, Mr. Carroll served as president and CEO of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as head, corporate strategy and development, of Boehringer Ingelheim GmbH from 2012 until his retirement in 2013. In addition, Mr. Carroll served as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Prior to that, Mr. Carroll worked at Merck & Company, Inc. for over 25 years. Mr. Carroll has been chairperson of the board of directors of Esperion Therapeutics, Inc. since June 2022, and has also served as a director of numerous other life sciences companies, including: Durata Therapeutics, Inc., Vivus, Inc., Therapeutics MD, Inc., Mallinckrodt plc, and Inotek Pharmaceuticals Corporation.

In addition, each of Rolf Classon and Peter Zippelius have notified the Board of their intent to retire from their respective positions as directors. Mr. Classon, having reached the Board’s mandatory retirement age, will retire from the Board effective as of the Company’s next annual meeting of stockholders (expected to be held in October 2023), the expiration of his current term. Mr. Zippelius, the designee of certain investors affiliated with Leonard Green & Partners, L.P. (the “Investors”) pursuant to the Stockholders’ Agreement entered into by the Company and the Investors on May 17, 2019 (the “Agreement”), will retire from the Board at the end of January 2023 in accordance with the terms and conditions of the Agreement. Mr. Classon notified the Board of his intent to retire on December 14, 2022 and Mr. Zippelius notified the Board of his intent to retire on December 15, 2022.

Following the retirements of Messrs. Chiminski, Classon, and Zippelius, the size of the Board will be reduced to eleven directors. The retirement of each of Messrs. Chiminski, Classon, and Zippelius was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. The Company expresses its appreciation for the service of Messrs. Chiminski, Classon, and Zippelius as members of the Board.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on December 19, 2022 announcing, among other things, (1) Mr. Carroll’s selection to serve as the next Chair of the Board, and (2) the retirement of Messrs. Chiminski, Classon, and Zippelius, in each case as described in Item 5.02 above. The Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed (or, in the case of Exhibit 99.1, furnished) as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated December 19, 2022, issued by Catalent, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Executive Vice President, Chief Administrative Officer & Secretary

Date: December 19, 2022

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